250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Jillian Cutrone Tel: (518) 415-4306 Fax: (518) 745-1976

Arrow Reports 12.2% Year-Over-Year Loan Growth and $8.7 million in Net Income

•	Net loans grew by $38.8 million in the first quarter of 2019.

•	First quarter net income increased 2.4% year-over-year to $8.7 million.

•	First quarter diluted earnings per share (EPS) of $0.60.

•	First quarter net interest income increased 3.5% over the prior-year comparable quarter.

•	Continued strong profitability, asset quality and capital ratios.

GLENS FALLS, N.Y. (April 23, 2019) – Arrow Financial Corporation (NasdaqGS® – AROW) announced operating results for the three-month period ended March 31, 2019. Net income for the first quarter of 2019 was $8.7 million compared to $8.5 million in the first quarter of 2018. Steady loan growth continued in 2019, as net loans grew by $38.8 million to $2.21 billion. Driven primarily by this growth, net interest income increased to $21.1 million in the first quarter of 2019, compared to $20.4 million for the comparable quarter of 2018. Noninterest income, which includes revenues generated from insurance commissions and wealth management, contributed $6.9 million to total first quarter revenue of $28.0 million, a 2.6% increase over $27.3 million for the first quarter of 2018.

Annualized key profitability ratios remained strong, as measured by a return on average equity (ROE) of 12.98% and a return on average assets (ROA) of 1.19% for the first quarter, compared to 13.78% and 1.25%, respectively, a year earlier.

"Arrow continued its strong performance through the first quarter of the year," said President and CEO Thomas J. Murphy. "Steady loan growth was again a highlight, while our profitability, asset and capital ratios all reflect our solid foundation. Our team is committed to advancing community banking in the markets we serve, and I am very proud of their achievements.”

Cash Dividend: On March 15, 2019, the Company distributed a cash dividend of $0.26 per share. The March 15, 2019 cash dividend was 7.1% higher than the $0.25 cash dividend paid by the Company in the first quarter of 2018, when adjusted for the 3% stock dividend distributed on September 27, 2018.

The following expands on our first-quarter results:

Loan Growth: Over the twelve months ended March 31, 2019, total loans increased $242.2 million, or 12.2%, to $2.2 billion. The consumer loan portfolio grew by $120.2 million, or 19.2%, over the balance at March 31, 2018, primarily within the indirect automobile lending program. The total residential real estate loan portfolio increased $78.1 million, or 10.0%, over the balance at March 31, 2018. Total outstanding commercial loans increased $43.9 million, or 7.5% over the balance at March 31, 2018.

Deposit Growth: At March 31, 2019, deposit balances reached $2.5 billion, up $78.8 million, or 3.3%, from the prior-year level with growth in both personal and business balances. Noninterest-bearing deposits represented 18.2% of total deposits at March 31, 2019, compared to 18.8% at March 31, 2018. At March 31, 2019, other time deposits were $263.0 million, an increase of $95.9 million compared to the prior year.

Net Interest Income: Driven by strong loan growth, first quarter 2019 net interest income increased to $21.1 million, up 3.5% from $20.4 million in the comparable quarter of 2018. The net interest margin was 3.01% for the quarter, compared to 3.13% for the first quarter of 2018. The decrease in net interest margin was primarily due to increased rates on money market savings, time deposits and other borrowings as a result of higher short-term interest rates.

Noninterest Income: Noninterest income for the three-month period ended March 31, 2019, was $6.9 million, compared to $6.9 million in the comparable 2018 quarter. Revenue generated from the wealth management and insurance segments, remained consistent, and total noninterest income represented 24.6% of total revenues in the first quarter of 2019 compared to 25.2% for the same period of 2018.

Noninterest Expense: Noninterest expense for the first quarter of 2019 increased 4.4% to $16.7 million, from $16.0 million for the first quarter of 2018. Technology and equipment expense increased $443 thousand, and other operating expense increased $228 thousand from the comparable quarter in 2018.

Provision for Income Taxes: The provision for income taxes was $2.2 million in the first quarter of 2019 versus $2.1 million in the same quarter of 2018. The effective income tax rates for the three-month periods ended March 31, 2019 and 2018 were 19.8% and 19.4%, respectively.

Asset Quality: Asset quality remained strong at March 31, 2019, helped by continuing low levels of nonperforming loans and net charge-offs. Nonperforming loans at March 31, 2019, were $5.3 million, down $174.0 thousand from the level at December 31, 2018. Net charge-offs, expressed as an annualized percentage of average loans outstanding, were 0.05% for the three-month period ended March 31, 2019, down from the prior-year comparable quarter of 0.06%. The allowance for loan losses was $20.4 million at March 31, 2019, which represented 0.91% of loans outstanding, as compared to 0.96% at March 31, 2018. The loss provision expense for the first quarter of 2019 was $472 thousand, down $274 thousand from the provision for the comparable 2018 quarter.

Capital: Total stockholders’ equity was a record $276.6 million at March 31, 2019, up $23.9 million, or 9.4%, from the comparable quarter of 2018. Overall regulatory capital ratios also remained strong in 2019, with the Company's common equity tier 1 ratio estimated to be 12.98% and the total risk-based capital ratio estimated to be 14.93% at March 31, 2019. These capital levels at the Company and both its subsidiary banks continue to significantly exceed the "well capitalized" regulatory standard.

Industry Recognition: Both of the Company's banking subsidiaries maintained their BauerFinancial, Inc. 5-Star Superior Bank rating. Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company have continued to earn this designation for the last 48 and 40 quarters, respectively.

_________

About Arrow: Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc. and Upstate Agency, LLC.

Non-GAAP Financial Measures Reconciliation: In addition to presenting information in conformity with accounting principles generally accepted in the United States of America (GAAP), this news release contains financial information determined by methods other than GAAP (non-GAAP). The following measures used in this release, which are commonly utilized by financial institutions, have not been specifically exempted by the Securities and Exchange Commission ("SEC") and may constitute "non-GAAP financial measures" within the meaning of the SEC's rules. Certain non-GAAP financial measures include: tangible equity, return on tangible equity, tax-equivalent adjustment and related net interest income, tax-equivalent, and the efficiency ratio. Management believes that the non-GAAP financial measures disclosed by the Company from time to time are useful in evaluating the Company's performance and that such information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Non-GAAP financial measures may differ from similar measures presented by other companies. See the reconciliation of GAAP to non-GAAP measures in the section "Selected Quarterly Information."

Safe Harbor Statement: The information contained in this news release may contain statements that are not historical in nature but rather are based on management’s beliefs, assumptions, expectations, estimates and projections about the future. These statements may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, involving a degree of uncertainty and attendant risk. In the case of all forward-looking statements, actual outcomes and results may differ materially from what the statements predict or forecast, explicitly or by implication. The Company undertakes no obligation to revise or update these forward-looking statements to reflect the occurrence of unanticipated events. This News Release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and other filings with the Securities and Exchange Commission.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (In Thousands, Except Per Share Amounts - Unaudited)

	Three Months Ended March 31,
	2019	2018
INTEREST AND DIVIDEND INCOME
Interest and Fees on Loans	$22,403	$18,858
Interest on Deposits at Banks	195	134
Interest and Dividends on Investment Securities:
Fully Taxable	2,369	1,893
Exempt from Federal Taxes	1,246	1,533
Total Interest and Dividend Income	26,213	22,418
INTEREST EXPENSE
Interest-Bearing Checking Accounts	482	387
Savings Deposits	1,601	522
Time Deposits over $250,000	396	204
Other Time Deposits	713	259
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	22	16
Federal Home Loan Bank Advances	1,594	414
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	269	214
Interest on Financing Leases	15	—
Total Interest Expense	5,092	2,016
NET INTEREST INCOME	21,121	20,402
Provision for Loan Losses	472	746
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	20,649	19,656
NONINTEREST INCOME
Income From Fiduciary Activities	2,107	2,197
Fees for Other Services to Customers	2,402	2,380
Insurance Commissions	1,719	1,903
Net Gain on Securities Transactions	76	18
Net Gain on Sales of Loans	104	38
Other Operating Income	479	353
Total Noninterest Income	6,887	6,889
NONINTEREST EXPENSE
Salaries and Employee Benefits	9,319	9,369
Occupancy Expenses, Net	1,420	1,340
Technology and Equipment Expense	3,141	2,698
FDIC Assessments	212	217
Other Operating Expense	2,560	2,332
Total Noninterest Expense	16,652	15,956
INCOME BEFORE PROVISION FOR INCOME TAXES	10,884	10,589
Provision for Income Taxes	2,150	2,058
NET INCOME	$8,734	$8,531
Average Shares Outstanding [1]:
Basic	14,469	14,354
Diluted	14,520	14,436
Per Common Share:
Basic Earnings	$0.60	$0.59
Diluted Earnings	0.60	0.59
[1] 2018 Share and Per Share Amounts have been restated for the September 27, 2018, 3% stock dividend.

ARROW FINANCIAL CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In Thousands, Except Share and Per Share Amounts - Unaudited)

	March 31, 2019		December 31, 2018		March 31, 2018
ASSETS
Cash and Due From Banks	$36,198		$56,529		$29,525
Interest-Bearing Deposits at Banks	25,031		27,710		70,747
Investment Securities:
Available-for-Sale	298,812		317,535		305,589
Held-to-Maturity (Approximate Fair Value of $280,414 at March 31, 2019; $280,338 at December 31, 2018; and $324,937 at March 31, 2018)	279,400		283,476		330,124
Equity Securities	1,850		1,774		1,579
Other Investments	7,878		15,506		4,780
Loans	2,235,208		2,196,215		1,993,037
Allowance for Loan Losses	(20,373)		(20,196)		(19,057)
Net Loans	2,214,835		2,176,019		1,973,980
Premises and Equipment, Net	34,949		30,446		27,815
Goodwill	21,873		21,873		21,873
Other Intangible Assets, Net	1,777		1,852		2,172
Other Assets	62,280		55,614		58,503
Total Assets	$2,984,883		$2,988,334		$2,826,687
LIABILITIES
Noninterest-Bearing Deposits	$453,089		$472,768		$452,347
Interest-Bearing Checking Accounts	823,301		790,781		944,161
Savings Deposits	866,861		818,048		762,220
Time Deposits over $250,000	83,834		73,583		85,403
Other Time Deposits	263,012		190,404		167,142
Total Deposits	2,490,097		2,345,584		2,411,273
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	58,407		54,659		74,957
Federal Home Loan Bank Overnight Advances	74,500		234,000		—
Federal Home Loan Bank Term Advances	35,000		45,000		45,000
Junior Subordinated Obligations Issued to Unconsolidated Subsidiary Trusts	20,000		20,000		20,000
Finance Leases	2,946	—	—	—	—
Other Liabilities	27,324		19,507		22,723
Total Liabilities	2,708,274		2,718,750		2,573,953
STOCKHOLDERS’ EQUITY
Preferred Stock, $5 Par Value; 1,000,000 Shares Authorized	—		—		—
Common Stock, $1 Par Value; 20,000,000 Shares Authorized (19,035,565 Shares Issued at March 31, 2019; 19,035,565 at December 31, 2018 and 18,481,301 at March 31, 2018)	19,035		19,035		18,481
Additional Paid-in Capital	315,262		314,533		290,980
Retained Earnings	34,231		29,257		34,093
Unallocated ESOP Shares (5,001 Shares at March 31, 2019; 5,001 Shares at December 31, 2018 and 9,643 Shares at March 31, 2018)	(100)		(100)		(200)
Accumulated Other Comprehensive Loss	(11,567)		(13,810)		(11,285)
Treasury Stock, at Cost (4,556,083 Shares at March 31, 2019; 4,558,207 Shares at December 31, 2018 and 4,516,444 Shares at March 31, 2018)	(80,252)		(79,331)		(79,335)
Total Stockholders’ Equity	276,609		269,584		252,734
Total Liabilities and Stockholders’ Equity	$2,984,883		$2,988,334		$2,826,687

Arrow Financial Corporation Selected Quarterly Information (Dollars In Thousands, Except Per Share Amounts - Unaudited)

Quarter Ended	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Net Income	$8,734	$8,758	$9,260	$9,730	$8,531
Transactions in Net Income (Net of Tax):
Net Changes in Fair Value of Equity Investments	57	(106)	85	166	13

Share and Per Share Data:[1]
Period End Shares Outstanding	14,474	14,472	14,441	14,424	14,368
Basic Average Shares Outstanding	14,469	14,451	14,431	14,394	14,354
Diluted Average Shares Outstanding	14,520	14,514	14,520	14,480	14,436
Basic Earnings Per Share	$0.60	$0.61	$0.64	$0.68	$0.59
Diluted Earnings Per Share	0.60	0.60	0.64	0.67	0.59
Cash Dividend Per Share	0.260	0.260	0.252	0.243	0.243

Selected Quarterly Average Balances:
Interest-Bearing Deposits at Banks	$26,163	$34,782	$30,522	$28,543	$27,978
Investment Securities	611,161	637,341	636,847	647,913	642,442
Loans	2,210,642	2,160,435	2,089,651	2,026,598	1,971,240
Deposits	2,347,985	2,347,231	2,279,709	2,325,202	2,305,736
Other Borrowed Funds	327,138	315,172	314,304	219,737	184,613
Shareholders' Equity	272,864	268,503	263,139	256,358	251,109
Total Assets	2,977,056	2,954,031	2,879,854	2,823,061	2,763,706
Return on Average Assets, annualized	1.19%	1.18%	1.28%	1.38%	1.25%
Return on Average Equity, annualized	12.98%	12.94%	13.96%	15.22%	13.78%
Return on Average Tangible Equity, annualized [2]	14.22%	14.20%	15.36%	16.80%	15.24%
Average Earning Assets	$2,847,966	$2,832,558	$2,757,020	$2,703,054	$2,641,660
Average Paying Liabilities	2,224,403	2,189,233	2,110,924	2,100,085	2,050,661
Interest Income	26,213	26,000	24,495	23,590	22,418
Tax-Equivalent Adjustment [3]	373	376	376	468	491
Interest Income, Tax-Equivalent [3]	26,586	26,376	24,871	24,058	22,909
Interest Expense	5,092	4,343	3,498	2,628	2,016
Net Interest Income	21,121	21,657	20,997	20,962	20,402
Net Interest Income, Tax-Equivalent [3]	21,494	22,033	21,373	21,430	20,893
Net Interest Margin, annualized	3.01%	3.03%	3.02%	3.11%	3.13%
Net Interest Margin, Tax-Equivalent, annualized [3]	3.06%	3.09%	3.08%	3.18%	3.21%

Efficiency Ratio Calculation: [4]
Noninterest Expense	$16,652	$16,881	$16,026	$16,192	$15,956
Less: Intangible Asset Amortization	79	65	65	66	67
Net Noninterest Expense	$16,573	$16,816	$15,961	$16,126	$15,889
Net Interest Income, Tax-Equivalent	$21,494	$22,033	$21,373	$21,430	$20,893
Noninterest Income	6,887	6,799	7,350	7,911	6,888
Less: Net Changes in Fair Value of Equity Invest.	76	(142)	114	223	18
Net Gross Income	$28,305	$28,974	$28,611	$29,118	$27,763
Efficiency Ratio	58.55%	58.04%	55.79%	55.38%	57.23%

Period-End Capital Information:
Total Stockholders' Equity (i.e. Book Value)	$276,609	$269,584	$264,810	$259,488	$252,734
Book Value per Share [1]	19.11	18.63	18.34	17.99	17.59
Goodwill and Other Intangible Assets, net	23,650	23,725	23,827	23,933	24,045
Tangible Book Value per Share [1,2]	17.48	16.99	16.69	16.33	15.92

Capital Ratios:[5]
Tier 1 Leverage Ratio	9.73%	9.61%	9.67%	9.65%	9.62%
Common Equity Tier 1 Capital Ratio	12.98%	12.89%	12.89%	13.01%	12.97%
Tier 1 Risk-Based Capital Ratio	13.95%	13.87%	13.90%	14.04%	14.03%
Total Risk-Based Capital Ratio	14.93%	14.86%	14.90%	15.06%	15.04%

Assets Under Trust Admin. & Investment Mgmt.	$1,483,259	$1,385,752	$1,551,289	$1,479,753	$1,470,191

Arrow Financial Corporation
Selected Quarterly Information - Continued
(Dollars In Thousands, Except Per Share Amounts - Unaudited)

Footnotes:

1.	Share and Per Share Data have been restated for the September 27, 2018, 3% stock dividend.

2.
Non-GAAP Financial Measures Reconciliation: Tangible Book Value and Tangible Equity exclude goodwill and other intangible assets, net from total equity.  These are non-GAAP financial measures which we believe provide investors with information that is useful in understanding our financial performance.

		3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
	Total Stockholders' Equity (GAAP)	$276,609	$269,584	$264,810	$259,488	$252,734
	Less: Goodwill and Other Intangible assets, net	23,650	23,725	23,827	23,933	24,045
	Tangible Equity (Non-GAAP)	$252,959	$245,859	$240,983	$235,555	$228,689

	Period End Shares Outstanding	14,474	14,472	14,441	14,424	14,368
	Tangible Book Value per Share (Non-GAAP)	$17.48	$16.99	$16.69	$16.33	$15.92
	Net Income	8,734	8,758	9,260	9,730	8,531
	Return on Tangible Equity (Net Income/Tangible Equity - Annualized)	14.22%	14.20%	15.36%	16.80%	15.24%

3.
Non-GAAP Financial Measures Reconciliation: Net Interest Margin, Tax-Equivalent is the ratio of our annualized tax-equivalent net interest income to average earning assets. This is also a non-GAAP financial measure which we believe provides investors with information that is useful in understanding our financial performance.

		3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
	Interest Income (GAAP)	$26,213	$26,000	$24,495	$23,590	$22,418
	Add: Tax-Equivalent adjustment (Non-GAAP)	373	376	376	468	491
	Interest Income - Tax Equivalent (Non-GAAP)	$26,586	$26,376	$24,871	$24,058	$22,909
	Net Interest Income (GAAP)	$21,121	$21,657	$20,997	$20,962	$20,402
	Add: Tax-Equivalent adjustment (Non-GAAP)	373	376	376	468	491
	Net Interest Income - Tax Equivalent (Non-GAAP)	$21,494	$22,033	$21,373	$21,430	$20,893
	Average Earning Assets	$2,847,966	$2,832,558	$2,757,020	$2,703,054	$2,641,660
	Net Interest Margin (Non-GAAP)*	3.06%	3.09%	3.08%	3.18%	3.21%

4.
Non-GAAP Financial Measures: Financial Institutions often use the "efficiency ratio", a non-GAAP ratio, as a measure of expense control. We believe the efficiency ratio provides investors with information that is useful in understanding our financial performance. We define our efficiency ratio as the ratio of our noninterest expense to our net gross income (which equals our tax-equivalent net interest income plus noninterest income, as adjusted).

5.
For the current quarter, all of the regulatory capital ratios in the table above, as well as the Total Risk-Weighted Assets and Common Equity Tier 1 Capital amounts listed in the table below, are estimates based on, and calculated in accordance with, bank regulatory capital rules. All prior quarters reflect actual results. The CET1 ratio at March 31, 2019 listed in the tables (i.e., 12.98%) exceeds the sum of the required minimum CET1 ratio plus the fully phased-in Capital Conservation Buffer (i.e., 7.00%).

		3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
	Total Risk Weighted Assets	$2,075,115	$2,046,495	$1,999,849	$1,934,890	$1,889,719
	Common Equity Tier 1 Capital	269,363	263,863	257,852	251,666	245,015
	Common Equity Tier 1 Ratio	12.98%	12.89%	12.89%	13.01%	12.97%

* Quarterly ratios have been annualized

Arrow Financial Corporation Consolidated Financial Information (Dollars in Thousands - Unaudited)

Quarter Ended:	3/31/2019	12/31/2018	3/31/2018
Loan Portfolio
Commercial Loans	$133,276	$136,890	$127,674
Commercial Real Estate Loans	493,387	484,562	455,059
Subtotal Commercial Loan Portfolio	626,663	621,452	582,733
Consumer Loans	746,799	719,510	626,639
Residential Real Estate Loans	861,746	855,253	783,665
Total Loans	$2,235,208	$2,196,215	$1,993,037
Allowance for Loan Losses
Allowance for Loan Losses, Beginning of Quarter	$20,196	$20,003	$18,586
Loans Charged-off	(462)	(573)	(370)
Less Recoveries of Loans Previously Charged-off	167	120	95
Net Loans Charged-off	(295)	(453)	(275)
Provision for Loan Losses	472	646	746
Allowance for Loan Losses, End of Quarter	$20,373	$20,196	$19,057
Nonperforming Assets
Nonaccrual Loans	$5,143	$4,159	$4,470
Loans Past Due 90 or More Days and Accruing	64	1,225	—
Loans Restructured and in Compliance with Modified Terms	141	138	100
Total Nonperforming Loans	5,348	5,522	4,570
Repossessed Assets	123	130	120
Other Real Estate Owned	1,322	1,130	1,525
Total Nonperforming Assets	$6,793	$6,782	$6,215
Key Asset Quality Ratios
Net Loans Charged-off to Average Loans, Quarter-to-date Annualized	0.05%	0.08%	0.06%
Provision for Loan Losses to Average Loans, Quarter-to-date Annualized	0.09%	0.12%	0.15%
Allowance for Loan Losses to Period-End Loans	0.91%	0.92%	0.96%
Allowance for Loan Losses to Period-End Nonperforming Loans	380.95%	365.74%	417.00%
Nonperforming Loans to Period-End Loans	0.24%	0.25%	0.23%
Nonperforming Assets to Period-End Assets	0.23%	0.23%	0.22%